Exhibit 99.1

July 09, 2015 08:00 ET

Nobilis Names Kenny Klein as Chief Financial Officer

HOUSTON TX--(Marketwired - Jul 9, 2015) - Nobilis Health Corp. (NYSE MKT: HLTH) (TSX: NHC) today announced that it has appointed Kenny Klein to serve as the Company's Chief Financial Officer. Andy Chen, Nobilis' outgoing CFO, will assume revenue cycle and development responsibilities with the Company as its Executive Vice President of Finance.

"Given Nobilis' rapid growth we have identified the need for a leader who will oversee the systematic oversight and management of key performance analytics as well as management of post-transaction integration of the all-important area of revenue cycle management," said Chris Lloyd, CEO, "Andy Chen has proven exceptional in these areas as well as in all of the other aspects of his duties as CFO. However, given our size and pace of expansion the time has come to bifurcate these roles and we are extremely fortunate to have Kenny Klein available to take over the day-to-day CFO responsibilities. Mr. Klein's vast finance and accounting experience coupled with his outstanding communication skills make him the obvious and exciting choice for our CFO."

Mr. Klein has served as Nobilis' Chief Accounting Officer since April 2015. Prior to joining Nobilis, Mr. Klein served for over five years as Senior Vice President, Chief Financial Officer and Treasurer of the Menninger Clinic, one of the nation's leading inpatient psychiatric hospitals. Mr. Klein has over 26 years of experience in financial accounting & reporting, analysis, management, auditing, treasury and human resources, focusing primarily in the health care, construction and financial services industries. Mr. Klein began his career in 1988 with KPMG Peat Marwick in the audit practice. After KPMG, Mr. Klein has held various financial leadership positions with Texas Children's Hospital, Memorial Hermann Healthcare System, Thermo Fisher Scientific, Castle Dental Centers, in addition to previously serving as the Company's Chief Financial Officer from 2007 to 2010. Mr. Klein graduated with a B.S. in accounting from Sacred Heart University in Fairfield Connecticut, where he was a member of Phi Beta Kappa and graduated with an MBA and Post Baccalaureate in Accounting from TWU in Houston Texas. A licensed CPA, Mr. Klein is also an adjunct professor of accounting for University of Houston - Downtown and for Lone Star College.

About Nobilis Health Corp.

Nobilis utilizes innovative direct-to-patient marketing focused on a specified set of procedures that are performed at our centers by local physicians. We own and manage ambulatory and acute care facilities to deliver healthcare services. Nobilis owns and manages interests in ambulatory surgery centers in Houston, Dallas, and Scottsdale, Arizona. In addition, Nobilis owns one acute care hospital in Houston. Nobilis also owns and manages interests in two imaging centers and one urgent care clinic in Houston.

Forward-looking statements

This news release may contain forward-looking statements (within the meaning of applicable securities laws) and financial outlooks relating to the business of Nobilis Health Corp. (the "Company") and the environment in which it operates. Forward-looking statements are identified by words such as "believe", "anticipate", "expect", "intend", "plan", "will", "may" and other similar expressions and may discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information. These statements are based on the Company's expectations, estimates, forecasts and projections and while the Company considers these to be reasonable based on information currently available, they may prove to be incorrect. They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. These risks and uncertainties are discussed in the Company's regulatory filings available on the Company's web site at www.NobilisHealth.com, www.Sedar.com and in the risk factors described in the Company's Form 10-K for the fiscal year ended December 31, 2014, filed on April 2, 2015. There can be no assurance that forward-looking statements will prove to be accurate as actual outcomes and results may differ materially from those expressed in these forward-looking statements. Readers, therefore, should not place undue reliance on any such forward-looking statements. Further, a forward-looking statement speaks only as of the date on which such statement is made. Other than as required by law, the Company undertakes no obligation to publicly update any such statement or to reflect new information or the occurrence of future events or circumstances.